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                                                                   EXHIBIT 10.37


                             RELIANT RESOURCES, INC.
                              TRANSITION STOCK PLAN

                                   ARTICLE I

                                     PURPOSE

         1.1 Purpose of Plan: The purpose of the Plan is to provide for the grant of supplemental stock options to purchase the Company's common stock and time-based restricted shares of the Company to holders of certain outstanding options and time-based restricted shares issued under certain stock-based plans of REI in compliance with that Employee Matters Agreement entered into effective as of December 31, 2000, between REI and the Company (the "EMA"). Such supplemental stock options and time-based restricted shares may be granted to current and former employees of the Company, REI or any Subsidiary in accordance with the provisions below.

                                   ARTICLE II

                                   DEFINITIONS

         2.1 Definitions: For purposes of the Plan, the following terms shall have the meanings below stated, subject to the provisions of Section 7.1.

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended.

                  (c) "Committee" means the Compensation Committee or such other committee appointed by the Board to administer this Plan pursuant to Article VII.

                  (d) "Common Stock," when immediately preceded by "REI," means the common stock, without par value, of REI. When immediately preceded by "Company," "Common Stock" means the common stock, par value $.001 per share, of the Company.

                  (e) "Company" means Reliant Resources, Inc., a Delaware corporation, and any successor thereto.

                  (f) "Distribution" means the distribution by REI to the holders of REI Common Stock of all the shares of Company Common Stock then owned.

                  (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (h) "Fair Market Value" means the average of the high and low sales price of a share of Common Stock on the New York Stock Exchange - Composite Transactions reporting




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system on the date as of which such value is being determined or, if no sales occurred on such day, then on the following day on which there were such sales.

                  (i) "Incentive Stock Option" means an option to purchase Company Common Stock, granted by the Company to a Participant pursuant to
Section 6.1, which meets the requirements of Section 422 of the Code.

                  (j) "Incentive Plan" means the Houston Industries Incorporated Long-Term Incentive Compensation Plan, 1994 Houston Industries Incorporated Long-Term Incentive Compensation Plan, Reliant Energy, Incorporated Business Unit Performance Share Plan, the Reliant Energy, Incorporated and Subsidiaries Common Stock Participation Plan for Designated New Employees and Non-Officer Employees and the NorAm Energy Corp. 1994 Incentive Equity Plan. Depending on the context, "Incentive Plan" shall mean all of such plans or a particular one of such plans.

                  (k) "IPO" means the initial public offering of the Company's Common Stock pursuant to a registration statement on Form S-1 filed pursuant to the Securities Act of 1933, as amended.

                  (l) "IPO Closing Date" means May 4, 2001.

                  (m) "Nonstatutory Stock Option" means an option to purchase Company Common Stock, granted by the Company to a Participant pursuant to
Section 6.1, which does not meet the requirements of Section 422 of the Code.

                  (n) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

                  (o) "Participant" means persons who, as of the date of the Distribution, hold outstanding (1) unexercised and unexpired options to purchase REI Common Stock or (2) time-based restricted shares of REI Common Stock, in either case granted under an Incentive Plan prior to the IPO Closing Date, or any such other date as approved by the Committee.

                  (p) "Plan" means the Reliant Resources, Inc. Transition Stock Plan, as set forth herein and as from time to time amended.

                  (q) "REI" means Reliant Energy, Incorporated, a Texas corporation, and any successor thereto.

                  (r) "Restricted Stock Award" means an award of time-based restricted shares of Company Common Stock, granted by the Company to a Participant pursuant to Section 5.1 and implemented by credit to a bookkeeping account maintained by the Company.

                  (s) "Stock Incentives" refers collectively to Restricted Stock Awards and Options.

                  (t) "Subsidiary" means a subsidiary corporation of the Company or REI, as applicable, as defined in Section 424(f) of the Code.




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                                  ARTICLE III

                   SHAREHOLDER APPROVAL; RESERVATION OF SHARES

         3.1 Shareholder Approval: This Plan shall become effective, subject to the prior approval of the Company's sole shareholder, as of the IPO Closing Date.

         3.2 Shares Reserved Under Plan: The aggregate number of shares of Company Common Stock which may be issued under this Plan shall not exceed 9.1 million (9,100,000) shares, subject to adjustment as hereinafter provided. Any part of such 9.1 million shares may be issued pursuant to Restricted Stock Awards. The shares of Company Common Stock which may be granted pursuant to Stock Incentives will consist of either authorized but unissued shares of Company Common Stock or shares of Company Common Stock which have been issued and which shall have been heretofore or hereafter reacquired by the Company as treasury shares. The total number of shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provision of Section 9.3 and to give effect to any amendment adopted as provided in Section 8.1. The foregoing limitation on the number of shares of Company Common Stock issuable under the Plan is a limitation on the aggregate number of shares of Company Common Stock issued, subject to such rules and procedures concerning the counting of shares against the Plan maximum as the Committee may deem appropriate to apply in order that applicable exemptions under Rule 16b-3 under the Exchange Act may be available for Stock Incentives.

                                   ARTICLE IV

                              PARTICIPATION IN PLAN

         4.1 Eligibility to Receive Stock Incentives: Stock Incentives under this Plan may be granted only to persons who are Participants.

         4.2 Participation Not Guarantee of Employment: Nothing in this Plan or in the instrument evidencing the grant of a Stock Incentive shall in any manner be construed to limit in any way the right of the Company, REI or a Subsidiary to terminate a Participant's employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under the Plan or any Incentive Plan, or give any right to such a Participant to remain employed by the Company, REI or a Subsidiary in any particular position or at any particular rate of compensation.



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                                   ARTICLE V

                                  STOCK AWARDS

         5.1 Grant of Restricted Stock Awards:

                  (a) Grant: Subject to the terms of this Plan and the Incentive Plans, the Committee may grant Restricted Stock Award(s) to Participants. All Restricted Stock Awards under this Plan shall be granted as soon as administratively practicable following the date of the Distribution, and no Restricted Stock Award shall be granted pursuant to this Plan thereafter.

                  (b) Award of Shares: The Committee shall determine the number of shares of Company Common Stock covered by each Restricted Stock Award, and such shares shall continue to be subject to all the terms and conditions of the applicable Incentive Plan and associated instrument under which the corresponding award of restricted shares of REI Common Stock was made and any such additional terms, conditions and restrictions as may be determined by the Committee thereunder.

         The Committee shall implement the grant of a Restricted Stock Award by credit to a bookkeeping account maintained by the Company evidencing the accrual to a Participant of unsecured and unfunded rights to receive, subject to the terms of the Restricted Stock Award, shares of Company Common Stock.

                  (c) Lapse of Restrictions: The restrictions on each Restricted Stock Award shall lapse in accordance with the terms and conditions of the applicable Incentive Plan and associated instrument under which the corresponding award of restricted shares of REI Common Stock was made.

                  (d) Award Documentation: Restricted Stock Awards shall be evidenced in such form as the Committee shall approve and containing such terms and conditions as shall be contained therein or incorporated by way of reference to the Incentive Plan or any associated instrument governing the corresponding award of restricted shares of REI Common Stock, which need not be the same for all Restricted Stock Awards.

         5.2 Rights with Respect to Shares: No Participant who is granted a Restricted Stock Award shall have any rights as a stockholder by virtue of such grant until shares are actually issued or delivered to the Participant.



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                                   ARTICLE VI

                                     OPTIONS

         6.1 Grant of Options:

                  (a) Grant: Subject to the terms of this Plan and the Incentive Plans, the Committee may grant Incentive Stock Options and/or Nonstatutory Stock Options to Participants. All Options under this Plan shall be granted as soon as administratively practicable following the date of the Distribution, and no Options shall be granted pursuant to this Plan thereafter. Such Options shall continue to be subject to all the terms and conditions of the applicable Incentive Plan and associated instrument under which the corresponding option to purchase REI Common Stock was made and any such additional terms, conditions and restrictions as may be determined by the Committee thereunder.

                  (b) Option Price: The purchase price per share of Company Common Stock under each Option shall be established by the Committee in accordance with the terms of the EMA. The Option price shall be subject to adjustment in accordance with the provisions of Section 9.3 hereof.

                  (c) Option Documentation: Options shall be evidenced in such form as the Committee shall approve and containing such terms and conditions as shall be contained therein or incorporated by way of reference to the Incentive Plan or any associated instrument governing the corresponding option to purchase REI Common Stock, which need not be the same for all Options.

         6.2 Exercise and/or Termination of Options:

                  (a) Terms of Options: Options granted under this Plan may be exercised at the same time and in the same manner as the corresponding option to purchase REI Common Stock. Options granted under this Plan shall expire at the same time and in the same manner as the corresponding option to purchase REI Common Stock, as provided in the applicable Incentive Plan and any associated instrument governing such option to purchase REI Common Stock.

                  (b) Payment on Exercise: No shares of Company Common Stock shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares of Company Common Stock purchased upon the exercise of an Option shall be made in cash or, with the consent of the Committee, in Company Common Stock, or by a combination of cash and Company Common Stock. If shares of Company Common Stock are used to pay for shares of Company Common Stock purchased upon the exercise of an Option, such shares shall be valued based on the fair market value of Company Common Stock when the Option is exercised in accordance with such uniform rules and procedures as the Committee determines appropriate. The Committee may also provide for procedures to permit the exercise of Options




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by the use of the proceeds to be received from the sale of Company Common Stock issuable pursuant to an Option. No Participant shall have any rights as a shareholder with respect to any share of Company Common Stock covered by an Option unless and until such Participant shall have become the holder of record of such share, and, other than pursuant to an adjustment made in accordance with
Section 9.3 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such Participant shall have become the holder of record thereof.

                                  ARTICLE VII

                             ADMINISTRATION OF PLAN

         7.1 The Committee: This Plan shall be administered solely by the Committee or such other committee of the Board as the Board shall designate to administer the Plan. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Committee shall have full and final authority to interpret this Plan and any instruments evidencing Stock Incentives granted hereunder, to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Committee's determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, REI, the shareholders of the Company, the shareholders of REI, the Committee and each of the members thereof, and Participants, and their respective successors in interest. The Committee may delegate any of its rights, powers and duties to any one or more of its members, or to any other person, by written action as provided herein, acknowledged in writing by the delegate or delegates, except that the Committee may not delegate to any person the authority to grant Stock Incentives to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act. Such delegation may include, without limitation, the power to execute any documents on behalf of the Committee.

         7.2 Liability of Committee: No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee or by any person to whom authority is delegated as provided in the last sentence of Section 7.1 in connection with this Plan, except for the willful misconduct of such member or as expressly required by law. The Committee shall have power to engage outside consultants, auditors or other professionals to assist in the fulfillment of the Committee's duties under this Plan at the Company's expense.


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         7.3 Determinations of the Committee: The Committee may, in its sole discretion, waive any provisions of any Stock Incentive, provided such waiver is not inconsistent with the terms of the applicable Incentive Plan, any associated instrument or this Plan as then in effect.

         7.4 Compliance With the Exchange Act: With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.



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                                  ARTICLE VIII

                        AMENDMENT AND TERMINATION OF PLAN

         8.1 Amendment, Modification, Suspension or Termination:

                  (a) The Board may from time to time amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Stock Incentive awarded to such Participant shall be made without such Participant's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is then required pursuant to Rule 16b-3 under the Exchange Act in order to preserve the applicability of any exemption provided by such rule to any Stock Incentive then outstanding (unless the holder of such Stock Incentive consents) or to the extent shareholder approval is otherwise required by applicable legal requirements.

                  (b) Amendments Relating to Incentive Stock Options: To the extent applicable, this Plan is intended to permit the issuance of Incentive Stock Options in accordance with the provisions of Section 422 of the Code. The Plan may be modified or amended at any time, both prospectively and retroactively, and in such manner as to affect Incentive Stock Options previously granted, if such amendment or modification is necessary for this Plan and the Incentive Stock Options granted hereunder to qualify under said provisions of the Code.

         8.2 Termination: The Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, this Plan shall terminate on the last date that any Option granted hereunder may be exercised. After this Plan has terminated, the function of the Committee with respect to this Plan will be limited to determinations, interpretations and other matters provided herein with respect to Stock Incentives previously granted.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1 Restrictions Upon Grant of Stock Incentives: The listing upon the New York Stock Exchange or the registration or qualification under any federal or state law of any shares of Company Common Stock to be granted pursuant to this Plan (whether to permit the grant of Stock Incentives or the resale or other disposition of any such shares of Company Common Stock by or on behalf of the Participants receiving such shares) may be necessary or desirable and, in any such event, if the Committee in its sole discretion so determines, delivery of the certificates for such shares of Company Common Stock shall not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees




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that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933, as amended, other than on Form S-8, as presently in effect, or other such forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

         9.2 Restrictions Upon Resale of Unregistered Stock: If the shares of Company Common Stock that have been transferred to a Participant pursuant to the terms of this Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Participant, if the Committee deems it advisable, may be required to represent and agree in writing (i) that any shares of Company Common Stock acquired by such Participant pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (ii) that such Participant is acquiring such shares of Company Common Stock for such Participant's own account and not with a view to the distribution thereof.

         9.3 Adjustments:

                  (a) The existence of outstanding Stock Incentives shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Company Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) In the event of any subdivision or consolidation of outstanding shares of Company Common Stock, declaration of a dividend payable in shares of Company Common Stock or other stock split, then (i) the number of shares of Company Common Stock reserved under this Plan, (ii) the number of shares of Company Common Stock covered by outstanding Stock Incentives, (iii) the exercise or other price in respect of such Stock Incentives and (iv) the appropriate Fair Market Value and other price determinations for such Stock Incentives shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Company Common Stock or any distribution to holders of Company Common Stock of securities or property (other than normal cash dividends or dividends payable in Company Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Company Common Stock covered by Stock Incentives, (ii) the exercise or other price in respect of such Stock Incentives and (iii) the appropriate Fair Market Value and other price determinations for such Stock Incentives to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate





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interest of the holders of the Stock Incentives and preserve, without increasing, the value of such Stock Incentives. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (x) to issue or assume Stock Incentives by means of substitution of new Stock Incentives, as appropriate, for previously issued Stock Incentives or to assume previously issued Stock Incentives as part of such adjustment or (y) to cancel Stock Incentives that are Options and give the Participants who are the holders of such Options notice and opportunity to exercise for 30 days prior to such cancellation.

         9.4 Withholding of Taxes: The Committee shall deduct applicable taxes with respect to any Restricted Stock Award or Nonstatutory Stock Option and withhold, at the time of delivery or other appropriate time, an appropriate amount of cash or number of shares of Company Common Stock or a combination thereof for payment of taxes required by law, such withholding to be administered on a uniform basis (not involving any election by any Participant.) If shares of Company Common Stock are used to satisfy tax withholding, such shares shall be valued based on the fair market value of Company Common Stock when the tax withholding is required to be made in accordance with such uniform rules and procedures as the Committee determines appropriate.

         9.5 Restrictions on Benefit: Notwithstanding any provision of this Plan to the contrary, the provisions of any Incentive Plan concerning restrictions on benefits (in order to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to
Section 280G of the Code) are specifically incorporated by this reference.

                                          RELIANT RESOURCES, INC.



                                          By: /s/ R.S. LETBETTER
                                             ----------------------------------
                                             R.S. Letbetter
                                             Chairman, President and CEO